SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 18, 2002

BIOPROGRESS TECHNOLOGY INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

0-24736 (Commission File No.)	88-0361701 (I.R.S. Employer Identification No.)

9055 Huntcliff Trace, Atlanta, Georgia (Address of Principal Executive Offices)	30350 (Zip Code)

(770) 649-1133
(Registrant’s Telephone Number, Including Area Code)

SIGNATURES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On July 18, 2002, the Registrant was informed by its independent auditors, Arthur Andersen (“Andersen”), of Andersen’s resignation effective as of that date.

     The reports of Andersen on the financial statements of the Registrant for each of the two fiscal years in the period ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. However, the reports of Andersen do contain a qualification that recurring losses from operations raise “substantial doubt about [the Registrant’s] ability to continue as a going concern.”

     Prior to its resignation, Andersen had not informed the Registrant of the existence of any “disagreement” or “reportable event” within the meaning of Item 304 of Regulation S-K.

     The Registrant has authorized Andersen to respond fully to the inquiries of the Registrant’s successor accountant and has requested that Andersen provide the Registrant with a letter addressed to the SEC, as required by Item 304(a)(3) of Regulation S-K, so that the Registrant can file such letter with the SEC within ten business days after the filing of this report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

None

(b)	Pro Forma Financial Information.

None

(c)	Exhibits

Letter re change in Certifying Accountant (to be filed by amendment)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on September 13, 2002.

BIOPROGRESS TECHNOLOGY INTERNATIONAL, INC.

By:	/s/ Larry Shattles Larry Shattles Executive Vice President